UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2011

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01.                                            Other Events.

On September 6, 2011, Ecolab Inc. announced it plans to undertake a $1,000,000,000 share repurchase program upon consummation of the previously announced merger with Nalco Holding Company.  Ecolab expects to complete the $1 billion worth of repurchases by year-end 2012 in the open market; in privately negotiated transactions from time-to-time, depending on market conditions; and through purchases made in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

The share repurchase program will be made under Ecolab’s existing share repurchase authorization.  The Board of Directors last increased the share repurchase authorization by 10,000,000 shares in August 2011, contingent upon consummation of the Nalco merger.  Including the August 2011 authorization, Ecolab has 27,949,558 shares remaining for repurchase.

A copy of the News Release issued by Ecolab in connection with this report under Item 8.01 is attached as Exhibit (99) and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(99)                                 Ecolab Inc. News Release dated September 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: September 6, 2011	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated September 6, 2011.	Filed herewith electronically.